Exhibit 1

Joint Filing Agreement

The undersigned agree that the foregoing statement on Schedule 13D/A, dated December 7, 2006, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k).

Dated: December 7, 2006
/s/ Thomas W. Smith
Thomas W. Smith

/s/ Scott J. Vassalluzzo
Scott J. Vassalluzzo

IDOYA PARTNERS

/s/ Thomas W. Smith
By: Thomas W. Smith
Its: General Partner

PRESCOTT ASSOCIATES

/s/ Thomas W. Smith
By: Thomas W. Smith
Its: General Partner